UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

June 15, 2004

Date of Report

LENNAR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11749	95-4337490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Northwest 107th Avenue, Miami, Florida	33172
(Address of Principal Executive Offices)	(Zip Code)

(305) 559-4000

(Registrant’s Telephone Number, Including Area Code)

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description of Document
99.1	Press release issued by Lennar Corporation on June 15, 2004.

Item 9. Regulation FD Disclosure (Being Provided Under Item 12).

On June 15, 2004, Lennar Corporation issued a press release containing information about its results of operations for the three and six months ended May 31, 2004. A copy of this press release is included as an exhibit to this Report.

Our press release included our earnings before interest and provision for income taxes (“EBIT”) for the three and six months ended May 31, 2004, as well as a table reconciling the computation of EBIT to our earnings for those periods. EBIT is not a financial measure in accordance with generally accepted accounting principles. Nonetheless, our management uses EBIT because it helps them compare the efficiency and effectiveness of our operations with those of our competitors, by eliminating factors that differ from company to company for reasons that often are not related to the efficiency and effectiveness of the companies’ operations. Our management believes EBIT provides useful information to investors and analysts, because it will help them compare the efficiency and effectiveness of our operations with those of our competitors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2004

Lennar Corporation
(Registrant)

By:	/s/ Bruce E. Gross
Name:	Bruce E. Gross
Title:	Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Press release issued by Lennar Corporation on June 15, 2004.

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